CRAiLAR Technologies Inc. ANNOUNCES NON-BROKERED PRIVATE
PLACEMENT OF 10% SECURED CONVERTIBLE DEBENTURES

FOR IMMEDIATE RELEASE

Victoria, B.C., and Portland, Oregon (July 3, 2013) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCBB: CRLRF) ("CL" or the "Company") is pleased to announce that it has received commitments, on a non-brokered deal basis, to raise an aggregate of up to $5.0 million by way of a private placement offering of 10.0% secured convertible debentures of the Company (the "Debentures") at a subscription price of $1,000 per Debenture (the "Offering"). The Offering is expected to close on or about July 11, 2013.

Terms of the Offering

The Debentures will mature three years from the date of issuance (the "Maturity Date") and will accrue interest at a rate of 10.0% per annum payable semi-annually in arrears on March 31st and September 30th in each year commencing September 30th, 2013. The September 30th, 2013 interest payment will represent accrued interest for the period from the Closing Date (as defined below). At the Debenture holder's option, the Debentures may be converted into common shares in the capital of the Company (each a "Share") at any time up to the earlier of the Maturity Date and the business day immediately preceding the date specified by the Company for redemption of the Debentures. The conversion price, subject to adjustment in certain circumstances, will be $2.00 per Share (the "Conversion Price"), being a conversion rate of 500 Shares for each $1,000 principal amount of the Debentures.

The Debentures will be direct obligations of the Company. Crailar Inc., a wholly-owned U.S. subsidiary of the Company ("Crailar US"), will provide a limited guarantee of the obligations of the Company under the Debentures and a security interest over certain assets of Crailar US having an initial acquisition cost of approximately $5.0 million (the "Secured Assets"). The security granted in respect of the Debentures will rank in priority to any other security granted with respect to the Secured Assets. The Debentures will otherwise rank subordinate in right of payment of principal and interest to all present and future senior obligations of the Company and rank equally to all present and future unsecured indebtedness of the Company.

The Debentures will not be redeemable before two years from the Closing Date. On or after two years from the Closing Date, and prior to Maturity, the Company may, at its option, subject to providing not more than 60 and not less than 30 days' prior notice, redeem the Debentures, in whole or, from time to time, in part, at par plus accrued and unpaid interest. However, in the event the Company completes an aggregate of $20,000,000 or more in any equity financing(s) between the Closing Date and the Maturity Date, the Company shall, subject to providing not less than 60 days prior notice to each holder of Debentures, redeem the Debentures in whole at par plus accrued and unpaid interest.

Upon regulatory approval and the closing of the Offering, each subscriber for Debentures shall receive 800 transferable common share purchase warrants (each a "Warrant") for each $1,000 of principal amount tendered to the Company, with each Warrant entitling the holder thereof to purchase one additional Share (each a "Warrant Share") at an exercise price of $1.25 per Warrant Share for a period of three years from the Closing Date.

The Offering is scheduled to close on or about July 11, 2013 (the "Closing Date") and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals including the approval of the TSX Venture Exchange (the "Exchange").

It is anticipated that the Company will pay a finders' fees equal to 7.0% in cash and 7.0% in broker warrants based on the gross proceeds of the Offering.

The net proceeds of the Offering will be used to fund the Company's capital program and for general corporate purposes.

The Debentures and Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Debentures in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any public offering of the Debentures to be made in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements.

The Debentures to be issued by the Company will be "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the Exchange.

Neither the Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Exchange) accepts responsibility for the adequacy or accuracy of this release.

About CRAiLAR Technologies Inc.

CRAiLAR® Technologies Inc., previously known as Naturally Advanced Technologies Inc., offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other best fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is used primarily as a compliment to cotton today, and aims to supplement the impending natural fiber gap caused by the increased use of cotton and other natural fibers in emerging global markets. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Brilliant Global Knitwear, Tuscarora Yarns, and Target for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Target, PVH Corp and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

For further information please contact:

Media Contact:

Ryan Leverenz
CRAiLAR Technologies Inc.
(415) 999-1418
ryan.leverenz@crailar.com

Investor Contact:

Mark McPartland
MZ Group
(646) 593-7140
ir@crailar.com

Corporate Officer:

Ted Sanders
Chief Financial Officer
CRAiLAR Technologies Inc.
(503) 387-3941
ir@crailar.com

ADVISORY: This press release contains forward looking statements which may include statements concerning completion of any proposed acquisitions, capital programs, debt, funds flow from operations, closing date of the Offering and the anticipated use of the net proceeds of the Offering. Although CL believes that the expectations reflected in these forward looking statements are reasonable, undue reliance should not be placed on them because CL can give no assurance that they will prove to be correct. Since forward looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Any proposed acquisition may not be completed if required approvals or some other condition to closing is not satisfied. The closing of the Offering could be delayed if CL is not able to obtain the necessary regulatory and stock exchange approvals on the timelines it has planned. The Offering will not be completed at all if these approvals are not obtained or some other condition to the closing is not satisfied. Accordingly, there is a risk that any proposed acquisition or offering will not be completed within the anticipated time or at all. The intended use of the net proceeds of the Offering by CL might change if the board of directors of CL determines that it would be in the best interests of CL to deploy the proceeds for some other purpose.

The forward looking statements contained in this press release are made as of the date hereof and CL undertakes no obligations to update publicly or revise any forward looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.